EXHIBIT 10-5

                     June 16, 2003

Norman J. Grossfeld
53 West 23rd Street,
New York, New York 10010

Re: Employment Agreement

Dear Mr. Grossfeld:

        I refer you to your Employment Agreement dated as of January 1, 2002 with 4Kids Productions, Inc. ("Employer").

        This letter confirms that Employer and you have agreed to amend the Employment Agreement by deleting Subparagraph 10(f)(ii) in its entirety and substituting for such Subparagraph the following revised Subparagraph 10(f)(ii):

“(ii) For purposes of this Agreement, a Change of Control shall be deemed to have occurred if (x) Alfred R. Kahn is not the Chairman and CEO of 4Kids and a majority of directors of 4Kids do not consist of Continuing Directors (as defined below), or (y) there has been a corporate transaction (whether in the form of a sale or transfer of the majority of the stock, a merger, a sale of substantially all of the assets, a reorganization or a restructuring) involving 4Kids except for a transaction in which 4Kids or subsidiaries is the acquirer and Alfred R. Kahn remains Chairman or CEO of 4Kids. For purposes of this Agreement, Continuing Directors shall mean individuals who constitute the Board of Directors of 4Kids as of May 23, 2003 and any new director (s) whose election by the Board of Directors of 4Kids or nomination for election by the shareholders of 4Kids was approved by a vote of at least 2/3 of the directors that are then in office who are Continuing Directors.”

        Except as expressly amended herein, the Employment Agreement is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

        Please confirm that the foregoing satisfactorily sets forth our understanding by signing the enclosed copy of this letter of amendment where indicated below.

Sincerely yours, 4Kids Productions, Inc.
By: /s/ Joseph P. Garrity Joseph P. Garrity

Agreed to and Accepted: By: /s/ Norman J. Grossfeld Norman J. Grossfeld